UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2017, (July 5, 2016)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

As previously disclosed by Newell Brands Inc. (the “Company”), in connection with the Company’s acquisition of Jarden Corporation (“Jarden”), which was effective on April 15, 2016 (the “Merger”), any Jarden stockholder who (1) did not vote in favor of the adoption of the Agreement and Plan of Merger, dated as of December 13, 2015, by and among Jarden, the Company (formerly known as Newell Rubbermaid Inc.), NCPF Acquisition Corp. I, and NCPF Acquisition Corp. II (the “Merger Agreement”), and (2) otherwise complied with the provisions of Section 262 of the Delaware General Corporation Law (the “DGCL”), was entitled to seek an appraisal of, and to obtain payment in cash for the judicially determined fair value of, its shares of Jarden common stock.

The Company has also previously disclosed that, as of March 31, 2017, dissenting stockholders collectively holding approximately 10.6 million shares of Jarden common stock had delivered (and not withdrawn) to Jarden written demands for appraisal. Four separate appraisal petitions have subsequently been filed by such dissenting stockholders in the Court of Chancery of the State of Delaware seeking an appraisal of the fair value of their shares of Jarden common stock pursuant to Section 262 of the DGCL, which petitions were consolidated for joint prosecution under Case No. 12456-VCS on or about October 3, 2016, and except as provided below, the litigation is ongoing. The fair value of the shares of Jarden common stock held by these dissenting stockholders, as determined by the court, would be payable in cash and could be lower or higher than the Merger Consideration (as defined below).

On July 5, 2017, Jarden and three of the dissenting stockholders, Merion Capital ERISA LP, Merion Capital LP, and Merion Capital II LP (collectively, the “Merion Petitioners”), entered into a settlement agreement (the “Settlement Agreement”), pursuant to which, in exchange for withdrawing their respective demands for appraisal of their 5,170,018 shares of Jarden common stock and a full and final release of all claims, among other things, the Merion Petitioners will have the right to receive, and will receive, the original merger consideration provided for under the Merger Agreement, specifically (1) 0.862 of a share of Newell common stock, and (2) $21.00 in cash, per share of Jarden common stock (collectively, the “Merger Consideration”), excluding any and all other benefits, including, without limitation, the right to accrued interest, dividends, and/or distributions. Accordingly, pursuant to the terms of the Settlement Agreement, Newell will issue 4,456,554 shares of Newell common stock to the Merion Petitioners (representing the stock component of the Merger Consideration), and authorize payment to the Merion Petitioners of approximately $108,570,445.10 (representing the cash component of the Merger Consideration). The Court of Chancery of the State of Delaware has dismissed with prejudice the Merion Petitioners’ claims for appraisal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: July 6, 2017	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal Officer and Corporate Secretary